UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 9, 2006

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other	000-32837 (Commission File Number)	75-2749762 (I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas		75001 (Zip code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (972) 713-3500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On May 9, 2006, United Surgical Partners International, Inc., a Delaware corporation (“USPI”), announced that it had named Niels P. Vernegaard as its new executive vice president and chief operating officer. A copy of the press release is attached hereto as Exhibit 99.1 and includes certain background information on Mr. Vernegaard. In addition, USPI has entered into an employment agreement with Mr. Vernegaard, a copy of which is attached hereto as Exhibit 10.1. The agreement will become effective upon Mr. Vernegaard commencing employment with USPI.

Item 9.01	Financial Statements and Exhibits.
     (c) Exhibits.
     10.1 Employment Agreement between USPI and Niels P. Vernegaard
     99.1 Press Release issued by USPI May 9, 2006
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED SURGICAL PARTNERS
INTERNATIONAL, INC.

	By:	/s/ Mark A. Kopser

Mark A. Kopser
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and duly
authorized
to sign this report on behalf of the
Registrant)
Date: May 12, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Employment Agreement between USPI and Niels P. Vernegaard

99.1	Press Release issued by USPI May 9, 2006